UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934
_______________________________

Date of Report (Date of earliest event reported):  August 4, 2010

GARMIN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	0-31983	98-0229227
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

Vorstadt 40/42
8200 Schaffhausen
Switzerland
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  +41 52 620 1401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 4, 2010, the Board of Directors of Garmin Ltd. (the “Company”) approved revisions to the Code of Conduct of Garmin Ltd. and its Subsidiaries (the “Code”).   Among other things, the revisions (1) provide additional questions and answers that provide additional clarity to the Company’s employees, (2) add a section regarding disclosure and ethics requirements applicable to government contractors, (3) add a letter from the Company’s Chief Compliance Officer regarding the Company’s Compliance Hotline, as well as a section regarding whistleblower protections, and (4) add a section describing the cooperation expected of the Company’s employees with respect to internal investigations.

The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.05.

The Code applies to all of the Company’s officers, directors and employees. Revising the previous version of the Code did not result in a waiver or implicit waiver (as defined in Instruction 2 to Item 5.05) of the previous Code.  The revised Code has been posted in the Investor Relations section of the Company’s website, www.garmin.com, under Governance.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are furnished herewith.

Exhibit No.	Description

14.1	Code of Conduct of Garmin Ltd. and its Subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARMIN LTD.

Date: August 4, 2010	/s/ Andrew R. Etkind
Andrew R. Etkind
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Conduct of Garmin Ltd. and its Subsidiaries